SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 27, 2007
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET SAN FRANCISCO, CALIFORNIA 94111 (Address of principal executive offices, including zip code)

(415) 501-6000 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement.
Senior Unsecured Term Loan
     On March 27, 2007, we entered into a senior unsecured term loan agreement with Bank of America, N.A. (“BofA”) and the lenders party thereto, pursuant to which BofA will act as administrative agent, Banc of America Securities LLC (“BAS”) and Goldman Sachs Credit Partners L.P. (“GSCP”) will act as joint lead arrangers and bookrunning managers, and GSCP will act as syndication agent.
     The term loan consists of a single borrowing of $325.0 million, net of a 0.75% discount to the lenders. The term loan matures seven years from its closing date, which we expect will be April 4, 2014, and bears interest at LIBOR plus 2.25% or 1.25% over the base rate. The term loan may not be prepaid during the first year but thereafter may be prepaid without premium or penalty.
     On April 4, 2007, we intend to borrow the maximum available (approximately $322.6 million) under the term loan, plus use cash on hand of approximately $67 million, to redeem on April 5, 2007 all of our outstanding $380.0 million floating rate senior notes due 2012 and to pay related redemption premiums, transaction fees and expenses of approximately $8.2 million.
     Each of BofA, BAS and GSCP and their respective affiliates have performed certain investment banking and advisory services and general banking and financing services for us from time to time for which they have received customary fees and expenses. BofA is an agent and a lender under our senior secured revolving credit facility. In addition BAS and its affiliate, Banc of America Securities Limited, and Goldman, Sachs & Co., an affiliate of GSCP, have been the initial purchasers in connection with several of our offerings of senior unsecured notes. Each of BofA, BAS and GSCP and their respective affiliates may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of their business for which they have received, or will receive, customary fees or expenses.
ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information under Item 1.01 is incorporated herein by reference.
ITEM 9.01.     Financial Statements and Exhibits.
(c)     Exhibits.
99.1	Term Loan Agreement, dated as of March 27, 2007, among Levi Strauss & Co., the lenders and other financial institutions party thereto and Bank of America, N.A. as administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.
DATE: March 30, 2007	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Term Loan Agreement, dated as of March 27, 2007, among Levi Strauss & Co., the lenders and other financial institutions party thereto and Bank of America, N.A. as administrative agent.